Investor Presentation – Fourth Quarter 2022 March 2023 Financial Information for the three and twelve months ended December 31, 2022 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 2022 Highlights Revenue $1.40 billion 16.4% vs. prior year Adjusted Net Income2 $63.4 million (0.7)% vs. prior year Book Value per share2,3 $10.92 2.6% vs. 9/30/22 Net Loss1 $(8.3) million vs. prior year net income of $38.1 million Overall  Adj. net income2 of $63mm, with a 13.6% adj. ROAE2, driven by strong performance in insurance & shipping.  Closed the previously announced $200mm strategic investment in Fortegra by Warburg Pincus.  Closing of the investment in Fortegra increased Tiptree equity by $63mm pre-tax, partially offset by $45mm of tax impact related to the tax deconsolidation of Fortegra ($33mm impacting 2022 earnings).  Repaid $113mm of corporate debt.  Sold all five shipping vessels for $117mm, or a net gain of $35mm, including the sale of two product tankers in Q4’22 for an aggregate of $49mm, a 44% gain compared to Q3’22 book value.  Increased dividend by 25% to $0.05 for Mar’23 payment; Repurchased 165,040 shares at $10.44 per share. Insurance  $2.7Bn of gross written premiums & premium equivalents (GWPPE)4, a 22% increase from PY driven by growth in specialty admitted & E&S insurance lines & fee-based service contract offerings.  Stable combined ratio at 90.7%, driven by consistent underwriting and scalable operating platform.  Adj. net income of $84mm, up 26% from PY driven by revenue growth. Adj. ROAE of 26%.  Acquired ITC Compliance in Apr’22 for $15.0mm and Premia in Feb’23 for $20.8mm, further expanding European presence. Tiptree Capital  Mortgage & shipping contributed pre-tax income of $32.3mm ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. Adjusted net income is presented before the impacts of non-controlling interests. 3 Quarterly total return defined as cumulative dividends paid of $0.04 per share plus change in book value per share as of December 31, 2022. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q4'21	Q4'22	2021	2022
Total Revenues	$319.5	$369.5	$1,200.5	$1,397.8
Net income (loss)	$(0.4)	$0.9	$38.1	$(8.3)
Diluted EPS	$(0.01)	$0.02	$1.09	$(0.23)
Adjusted net income[1]	$16.9	$14.6	$63.9	$63.4
Adjusted ROAE[1]	16.8%	11.1%	16.5%	13.6%
Total shares outstanding			34.1	36.4
Book Value per share[1]			$11.22	$10.92

Adjusted Net Income by business



$16.2
$10.0
$13.6
$(7.4)
$16.9
$4.6
$20.4
$(8.1)
$14.6
$23.9
$(0.8)
$(8.6)
Q4'20
Q4'21
Q4'22
$51.4
$33.1
$43.4
$(25.1)
$63.9
$28.2
$66.8
$(31.1)
$63.4
$9.0
$83.8
$(29.4)
2020
2021
2022
Tiptree Capital
Fortegra
Corporate

Key Highlights – Q4'22

Revenues

- 15.6% increase driven by growth in Fortegra's specialty insurance lines and shipping revenues, including gain on sale of two product tankers
- Excluding investment gains and losses, revenues were up 11.5%

Net income of $0.9mm, driven by revenue growth and consistent combined ratio at Fortegra and the gain on sale of two product tankers, offset by declines in mortgage volumes and incremental deferred tax expense related to WP transaction

Adj net income of $14.6mm, decreased by 13.6% from PY;

- Continued growth at Fortegra, more than offset by declines in mortgage business and decreased shipping revenues due to the sale of all five vessels

BVPS of $10.92 decreased by 1.3%[2] over PY and increased 2.6%[2] from PQ

- Rising interest rates drove unrealized losses on fixed income securities of $44mm for Q4'22 YTD (AOCI impact), $8.2mm improvement vs Q3'22 (expect to hold to maturity)
- Closing of the Warburg investment (Q2'22) resulted in $63.2mm pre-tax increase to equity, offset by $44.8mm of tax impact related to the tax deconsolidation of Fortegra

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. Adjusted net income is presented before the impacts of non-controlling interests.
2 Includes dividends paid. Quarterly total return defined as dividends paid of $0.04 per share plus change in book value per share as of December 31, 2022.

3

Specialty Insurance Performance Highlights Q4’22

Fortega – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials

	Q4'21	Q4'22	2021	2022
Premiums & equivalents[2]	$575.9	$723.8	$2,194.0	$2,680.8
Revenue	$262.6	$345.4	$984.1	$1,248.8
Pre-tax income (loss)	$20.3	$29.1	$69.9	$68.2
Adjusted net income[1]	$20.4	$23.9	$66.8	$83.8
Adjusted ROAE[1]	27.2%	29.3%	22.2%	26.1%
Combined ratio	89.4%	89.8%	90.6%	90.7%
Unearned Premiums & Deferred Revenues			$1,658.8	$2,006.6

Insurance products

Underwriting and Fee Revenues[1]



$261
12
62
186
$341
16
75
249
Europe
U.S. Warranty Solutions
U.S. Insurance
Q4'21
Q4'22

Underwriting and Fee Margin[1]



$67
3
25
39
$78
5
24
49
Europe
U.S. Warranty Solutions
U.S Insurance
Q4'21
Q4'22

Combined Ratio



89.4%
15.1%
74.3%
89.8%
12.7%
77.1%
Expense Ratio
Underwriting Ratio
Q4'21
Q4'22

Q4'22 Highlights & Outlook

1. Product & distribution expansion driving continued growth, while maintaining underwriting discipline
   - GWPPE of 724mm, or 26% growth driven by E&S and warranty lines
   - Unearned premiums and deferred revenue grew to $2.0Bn, a 21% increase year-over-year
   - Underwriting & fee revenues increased to $341mm, up 30% from PY
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $78mm, up 16%, driven by growth in admitted and E&S lines
   - Year-to-date combined ratio consistent at 90.7%
   - Adj. ROAE of 26.1%, driven by insurance and service offerings
3. Capital and liquidity remain strong and continue to support growth objectives

1 See appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. Adjusted net income is presented before the impacts of non-controlling interests.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

5

Growth oriented while maintaining underwriting profitability 76.5% 74.6% 74.7% 77.6% 15.9% 16.9% 15.9% 13.1% 92.4% 91.5% 90.6% 90.7% 2019 2020 2021 2022 $32.8 $43.4 $66.8 $83.8 2019 2020 2021 2022 6 ($ in millions) Gross Written Premiums & Equivalents1 Underwriting & Fee Revenues and Margin2 Adjusted Net Income2 966 1,064 1,438 1,690 297 550 652 853 34 53 104 138 $1,297 $1,667 $2,194 $2,681 2019 2020 2021 2022 Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe 1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership. 2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. Adjusted net income is presented before the impacts of non-controlling interests. 12% 22% U/W & Fee Revenues U/W & Fee Margin 26%15% 105 107 141 172 37 62 90 88 3 7 13 21 $146 $176 $245 $282 2019 2020 2021 2022 526 508 690 922 87 163 231 275 7 23 47 60 $620 $693 $968 $1,257 2019 2020 2021 2022

Investment Portfolio Cash & Equivalents 34% Government & Agency 33% Corporate Bonds 14% Fixed Income ETFs 5% Muni & ABS 6% Equities 1% Other Alternatives 7% Cash & Equivalents 37% Government & Agency 36% AA 5% A 14% BBB 1% Fixed Income ETFs 5% $1,057mm 7 Asset Allocation Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 767 1,057 144 97 $910 $1,154 2021 2022 Other investments Fixed Income & Cash Return Metrics (Pre-tax) $1,154mm ◼ 2.3 year duration ◼ AA+ ratingQ4’21 Q4'22 2021 2022 Net investment income $8.6 $2.1 $17.9 $12.2 Net realized and unrealized gains (losses) $(7.0) $2.8 $(2.0) $(20.3) Adjusted net income1 $2.1 $3.7 $8.7 $11.4 2.7%1.3%Book yield 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.

Fortegra Summary & Outlook 8 ($ in millions) Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted ROAE. Adjusted net income is presented before the impacts of non-controlling interests. 2022 Highlights $66.8 $83.9 2021 2022 ✓ Record top-line premiums ($2.7Bn) ✓ Record Adjusted Net income ($84mm) and Adjusted ROAE (26%) Outlook Adjusted ROAE %1 14.3% 18.0% 7.9% 8.1% 22.2% 26.1% 2021 2022 • Expect continued growth and consistency of underwriting • Continued investment in strategic growth areas ✓ Specialty admitted & E&S lines ✓ Capital-light warranty offerings ✓ European expansion Lift from Warranty Solutions Insurance

Performance Highlights Q4’22

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Capital Allocation



$182.3
11.0
29.1
60.4
81.8
2021
$129.6
4.2
13.0
54.7
57.6
2022
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation

Financial drivers

	Pre-tax income (loss)			
	Q4'21	Q4'22	2021	2022
Mortgage	$3.3	$(2.5)	$28.4	$0.9
Senior living (Invesque)[2]	(0.4)	(3.1)	3.1	(16.0)
Maritime transportation	3.9	13.3	11.6	49.8
Other	0.8	0.8	2.5	(2.4)
Total	$7.6	$8.5	$45.6	$32.3

2022 Highlights

Maritime transportation:

- Favorable valuations led to strategic sales of vessels
- Sold three bulkers and two tankers for net gain of $34.8mm

Mortgage:

- Mortgage origination volumes of $1.1Bn, down 29% from PY
- Headwinds in volumes and margins partially offset by servicing revenues and active cost management
- MSRs of $41mm, including $7.0mm positive MTM in the year

Senior living (Invesque – IVQ.U):

- Observing positive operating trends in certain healthcare real estate sectors
- Unrealized losses of $16.0mm in 2022, compared to PY gains of $3.1mm

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $15.5 million, $12.8 million in Tiptree Capital as of December 31, 2022.

10

01 Summary & Outlook

Financial Snapshot 12 ($ in millions) Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. Adjusted net income is presented before the impacts of non-controlling interests. 2) Estimated based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied by 2022 Adj. Net Income of $83.8 million, multiplied by Tiptree’s 72.4% as converted ownership as of Q4’22 less deferred tax liability of $40.0 million recorded as of Q4’22. 3) Includes Tiptree Inc. stockholders’ equity of Mortgage, Tiptree Capital – Other and Corporate, excluding the deferred tax liability relating to Tiptree’s investment in Fortegra. 4) Diluted shares as of December 31, 2022, represents basic outstanding shares of 36,385,299 plus dilutive shares of 1,725,032 which includes unvested RSUs, outstanding options (assumed to be exercised cashless) and certain exchangeable subsidiary awards. Adj ROAE% 16.5% 13.6% Sum of the Parts $63.9 $63.4 2021 2022 $779 million2 (Transaction multiple) $232 million3 (Book value ex. NCI) $1,011 million $20.45 Value/TIPT diluted share4 Pro-forma SOTP Value $6.09 $26.54

13 • Significant opportunities to achieve value creation objectives at Fortegra • Capital available to redeploy into long-term value creating opportunities Summary & Outlook ($ in millions) ✓ Strong operating performance from our businesses – Fortegra continues to deliver strong top-line growth and return on equity – Solid contributions from favorable shipping environment both in charter rates and vessel valuations ✓ $200mm investment in Fortegra from Warburg Pincus closed in Jun’22 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. 2022 Highlights Looking Ahead

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

Non-GAAP Reconciliations 15 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. Adjusted net income is presented before the impacts of non-controlling interests. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the Producer Owned Reinsurance Company (PORCs) and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use non-GAAP metrics of underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – UW & Fee Revenues & Margin, BVPS

TiptreeInc.

($ in thousands, except per share information)

	Year Ended December 31,			Three Months Ended December 31,		
	2022	2021	2020	2022	2021	2020
Total revenues	$ 1,248,796	$ 984,130	$ 691,061	$ 345,408	$ 262,606	$ 208,762
Less: Net investment income	(12,219)	(17,896)	(9,916)	(2,055)	(8,565)	(1,113)
Less: Net realized and unrealized gains (losses)	20,347	2,006	11,944	(2,804)	7,010	(15,367)
Underwriting and fee revenues	$ 1,256,924	$ 968,240	$ 693,089	$ 340,549	$ 261,051	$ 192,282

	Year Ended December 31,			Three Months Ended December 31,		
	2022	2021	2020	2022	2021	2020
Income (loss) before income taxes	$ 68,150	$ 69,857	$ 26,948	$ 29,093	$ 20,288	$ 26,530
Less: Net investment income	(12,219)	(17,896)	(9,916)	(2,055)	(8,565)	(1,113)
Less: Net realized and unrealized gains (losses)	20,347	2,006	11,944	(2,804)	7,010	(15,367)
Plus: Depreciation and amortization	18,551	17,223	10,835	4,854	4,318	3,606
Plus: Interest expense	20,054	17,576	15,487	4,888	4,479	4,269
Plus: Employee compensation and benefits	87,918	76,552	65,089	23,759	19,545	17,162
Plus: Other expenses	78,832	79,227	55,594	20,311	20,059	15,020
Underwriting and fee margin	$ 281,633	$ 244,545	$ 175,981	$ 78,046	$ 67,134	$ 50,107

	As of December 31,		
	2022	2021	2020
Total stockholders' equity	$ 533,573	$ 400,181	$ 373,538
Less: Non-controlling interests	136,208	17,227	17,394
Total stockholders' equity, net of non-controlling interests	$ 397,365	$ 382,954	$ 356,144
Total common shares outstanding	36,385	34,124	32,682
Book value per share	$ 10.92	$ 11.22	$ 10.90

16

Non-GAAP Reconciliations – FY Adjusted Net Income

TiptreeInc.

($ in thousands)

	Year Ended December 31, 2022				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 68,150	$ 874	$ 31,403	$ (46,416)	$ 54,011
Less: Income tax (benefit) expense	(21,251)	(363)	(5,545)	(23,291)	(50,450)
Less: Net realized and unrealized gains (losses)	20,347	(7,003)	(18,788)	-	(5,444)
Plus: Intangibles amortization (1)	16,229	-	-	-	16,229
Plus: Stock-based compensation expense	2,423	-	-	7,093	9,516
Plus: Non-recurring expenses	3,374	-	(729)	2,108	4,753
Plus: Non-cash fair value adjustments	(939)	-	3,555	-	2,616
Less: Tax on adjustments (2)	(4,501)	1,834	3,731	31,106	32,170
Adjusted net income	$ 83,832	$ (4,658)	$ 13,627	$ (29,400)	$ 63,401
Adjusted net income	$ 83,832	$ (4,658)	$ 13,627	$ (29,400)	$ 63,401
Average stockholders' equity	$ 321,320	$ 57,575	$ 98,373	$ (10,390)	$ 466,878
Adjusted return on average equity	26.1%	(8.1)%	13.9%	NM%	13.6%

	Year Ended December 31, 2021				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 69,857	$ 28,407	$ 17,210	$ (50,132)	$ 65,342
Less: Income tax (benefit) expense	(18,438)	(4,882)	(1,992)	4,021	(21,291)
Less: Net realized and unrealized gains (losses)	(3,732)	(5,798)	(3,091)	-	(12,621)
Plus: Intangibles amortization (1)	15,329	-	-	-	15,329
Plus: Stock-based compensation expense	2,006	331	213	8,581	11,131
Plus: Non-recurring expenses	2,158	-	938	2,171	5,267
Plus: Non-cash fair value adjustments	-	-	(3,170)	-	(3,170)
Less: Tax on adjustments (2)	(398)	(624)	655	4,249	3,882
Adjusted net income	$ 66,782	$ 17,434	$ 10,763	$ (31,110)	$ 63,869
Adjusted net income	$ 66,782	$ 17,434	$ 10,763	$ (31,110)	$ 63,869
Average stockholders' equity	$ 300,820	$ 60,433	$ 113,717	$ (88,111)	$ 386,859
Adjusted return on average equity	22.2%	28.8%	9.5%	NM%	16.5%

	Year Ended December 31, 2020				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 26,948	$ 31,102	$ (61,242)	$ (35,660)	$ (38,852)
Less: Income tax (benefit) expense	(3,725)	(7,066)	13,624	10,794	13,627
Less: Net realized and unrealized gains (losses)	13,804	4,018	67,668	-	85,490
Plus: Intangibles amortization (1)	9,213	-	-	-	9,213
Plus: Stock-based compensation expense	2,287	2,482	174	3,172	8,115
Plus: Non-recurring expenses	3,418	-	624	758	4,800
Plus: Non-cash fair value adjustments	-	-	(2,141)	-	(2,141)
Less: Tax on adjustments (2)	(8,522)	(1,958)	(14,210)	(4,131)	(28,821)
Adjusted net income	$ 43,423	$ 28,578	$ 4,497	$ (25,067)	$ 51,431
Adjusted net income	$ 43,423	$ 28,578	$ 4,497	$ (25,067)	$ 51,431
Average stockholders' equity	$ 285,760	$ 47,202	$ 138,606	$ (79,092)	$ 392,476
Adjusted return on average equity	15.2%	60.5%	3.2%	NM%	13.1%

	Year Ended December 31, 2019				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 37,030	$ 2,959	$ 23,391	$ (34,241)	$ 29,139
Less: Income tax (benefit) expense	(8,455)	(640)	(4,457)	4,535	(9,017)
Less: Net realized and unrealized gains (losses)	(6,896)	2,056	(6,148)	-	(10,988)
Plus: Intangibles amortization (1)	7,510	-	-	-	7,510
Plus: Stock-based compensation expense	2,891	170	-	3,299	6,360
Plus: Non-recurring expenses	1,975	-	202	2,079	4,256
Plus: Non-cash fair value adjustments	-	-	(153)	-	(153)
Less: Tax on adjustments (2)	(1,249)	(616)	1,248	1,108	491
Adjusted net income	$ 32,806	$ 3,929	$ 14,083	$ (23,220)	$ 27,598
Adjusted net income	$ 32,806	$ 3,929	$ 14,083	$ (23,220)	$ 27,598
Average stockholders' equity	$ 266,397	$ 32,785	$ 161,133	$ (54,978)	$ 405,337
Adjusted return on average equity	12.3%	12.0%	8.7%	NM%	6.8%

The footnotes below correspond to the tables above, under "—Adjusted Net Income - Non-GAAP and "—Adjusted Return on Average Equity - Non-GAAP".

Adjusted net income is presented before the impacts of non-controlling interests. Tiptree's subsidiary ownership percentage as of December 31, 2022 was Fortegra 79.5%, Tiptree Marine 95%, Reliance (Mortgage) 100%.

(1) Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net.

(2) Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the year 2022, included in the adjustment is an add-back of $31.1 million related to deferred tax expense from the WP Transaction.

17

Non-GAAP Reconciliations – Q4 Adjusted Net Income

TiptreeInc.

($ in thousands)

Three Months Ended December 31, 2022		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 29,093	$ (2,476)	$ 10,935	$ (12,521)	$ 25,031
Less: Income tax (benefit) expense	(10,152)	511	(2,076)	(7,196)	(18,913)
Less: Net realized and unrealized gains (losses)	(2,804)	973	(10,495)	-	(12,326)
Plus: Intangibles amortization (1)	4,083	-	-	-	4,083
Plus: Stock-based compensation expense	47	-	(98)	1,656	1,605
Plus: Non-recurring expenses	1,813	-	140	-	1,953
Plus: Non-cash fair value adjustments	(939)	-	1	-	(938)
Less: Tax on adjustments (2)	2,798	(150)	1,948	9,477	14,073
Adjusted net income	$ 23,939	$ (1,142)	$ 355	$ (8,584)	$ 14,568
Average stockholders' equity	$ 326,431	$ 55,726	$ 70,628	$ 73,789	$ 526,574
Adjusted return on average equity	29.3%	(8.2)%	2.0%	NM%	11.1%

Three Months Ended December 31, 2021		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 20,288	$ 3,288	$ 4,296	$ (16,981)	$ 10,891
Less: Income tax (benefit) expense	(7,281)	(434)	(642)	(1,518)	(9,875)
Less: Net realized and unrealized gains (losses)	1,272	(723)	421	-	970
Plus: Intangibles amortization (1)	3,830	-	-	-	3,830
Plus: Stock-based compensation expense	659	-	4	6,750	7,413
Plus: Non-recurring expenses	82	-	209	-	291
Plus: Non-cash fair value adjustments	-	-	(1,003)	-	(1,003)
Less: Tax on adjustments (2)	1,532	(182)	(675)	3,667	4,342
Adjusted net income	$ 20,382	$ 1,949	$ 2,610	$ (8,082)	$ 16,859
Average stockholders' equity	$ 299,236	$ 62,065	$ 119,016	$ (79,155)	$ 401,162
Adjusted return on average equity	27.2%	12.6%	8.8%	NM%	16.8%

Three Months Ended December 31, 2020		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 26,530	$ 9,627	$ (1,833)	$ (9,756)	$ 24,568
Less: Income tax (benefit) expense	(6,436)	(3,005)	(1,118)	2,156	(8,403)
Less: Net realized and unrealized gains (losses)	(13,505)	1,265	1,686	-	(10,554)
Plus: Intangibles amortization (1)	2,255	-	-	-	2,255
Plus: Stock-based compensation expense	909	1,069	19	(39)	1,958
Plus: Non-recurring expenses	1,232	-	284	405	1,921
Plus: Non-cash fair value adjustments	-	-	820	-	820
Less: Tax on adjustments (2)	2,603	134	1,073	(184)	3,626
Adjusted net income	$ 13,588	$ 9,090	$ 931	$ (7,418)	$ 16,191
Adjusted net income	$ 13,588	$ 9,090	$ 931	$ (7,418)	$ 16,191
Average stockholders' equity	$ 291,845	$ 55,254	$ 111,248	$ (90,732)	$ 367,615
Adjusted return on average equity	18.6%	65.8%	3.3%	NM%	17.6%

The footnotes below correspond to the tables above, under "—Adjusted Net Income - Non-GAAP and "—Adjusted Return on Average Equity - Non-GAAP".

Adjusted net income is presented before the impacts of non-controlling interests. Tiptree's subsidiary ownership percentage as of December 31, 2022 was Fortegra 79.5%, Tiptree Marine 95%, Reliance (Mortgage) 100%.

(1) Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net.

(2) Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the quarter 2022, included in the adjustment is an add-back of $9.0 million related to deferred tax expense from the WP Transaction.

18

TiptreeInc. ir@tiptreeinc.com